UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April  25, 2014

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52832	98-0500738
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#1707, Block A, Genzon Times Square
Longcheng Blvd, Centre City, Longgang District
Shenzhen, Guangdong Province
People's Republic of China	518172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-755-8989-6008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 25, 2014, we filed a Certificate of Change with the Office of the Secretary of State of Nevada in connection with a one (1)-for-five (5) reverse stock split of our authorized and outstanding shares of common stock, which is to become effective at 9:00 EDST on May 15, 2014, subject to FINRA approval. As a result of the reverse stock split, the number of our authorized shares of common stock will be reduced from 100 million to 20 million, and the number of outstanding shares of common stock will be reduced from 25,689,524 to approximately 5,138,001. We will not issue fractional shares resulting from the reverse stock split or settle fractional shares by payment in cash; however fractional shares will be rounded up to the nearest whole share. We have notified FINRA of the reverse stock split.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
No.	Description
3.01	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTERNET CAFÉ HOLDINGS GROUP, INC.
Dated: April 29, 2014
	By:	/s/ Dishan Guo
	Name:	Dishan Guo
	Title:	Chief Executive Officer